THIS SUBORDINATED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION UNDER SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER.


                          SUBORDINATED PROMISSORY NOTE



$__________________                                             June ___, 1999


      FOR VALUE RECEIVED, PRO GOLF INTERNATIONAL, INC., a Delaware corporation ("Debtor"), promises to pay to the order of ___________________________("Payee") the principal sum of _____________________________________ ($_______________)
plus interest on the unpaid principal balance hereof as follows:

            (a) from the date  hereof and  continuing  for a period of  thirteen
      (13) months from the execution of this Note, (i) the unpaid principal balance hereof shall bear interest at the rate of ten percent (10%), and
      (ii) payment of accrued and unpaid interest hereunder shall be due and payable on the last day of each calendar quarter hereunder, commencing with the payment on June 30, 1999.

            (b) the unpaid principal balance hereof, together with any accrued and paid interest due thereon, shall be due and payable in full on the last day of the calendar month which is thirteen (13) months from the execution of this Note.

      Payment of both principal and interest hereunder shall be made to Payee at _____________ _______________ or at such other place as shall from time to time be designated by Payee in writing.

      This Subordinated Promissory Note may be prepaid at any time or times, in whole or in part, without premium or penalty. All prepayments hereunder shall be applied first to accrued and unpaid interest on the principal balance outstanding hereunder at the rate specified above, and the remainder to principal.

      The payment of this Note is subordinated pursuant to that certain Subordination Agreement dated the date hereof by and among Payee and Comerica Bank (together with such other institutional lenders as may provide financing to Maker from time to time, the "Senior Lender") and to such other subordination agreements, if any, as Payee may enter into with a Senior Lender from time to time (the "Subordination Agreement").

      Debtor shall be deemed to be in default hereunder upon the first to occur of any of the following events (a "Default"): (i) Debtor shall fail to make any payment of interest or principal hereunder, and such failure shall remain uncured for ten (10) days following delivery to Debtor of written notice thereof; or (ii) Debtor shall fail to perform any other of its obligations hereunder, and such failure shall remain uncured for ten (10) days following delivery to Debtor of written notice thereof; or (iii) any representation or warranty made by Debtor in this Subordinated Promissory Note shall prove to have been false or misleading in any material respect as of the date hereof; or (iv) Debtor shall become insolvent, shall make an assignment for the benefit of creditors, or shall admit in writing the inability to pay its debts as they mature; or (v) Debtor shall apply for, consent to or acquiesce in the appointment of a trustee, receiver, or other custodian for itself, or for any of its property; or (vi) any bankruptcy, debt arrangement or other case or proceeding under any bankruptcy or insolvency law shall be instituted by or against Debtor unless any of the foregoing acts shall have been stayed, dismissed or discharged, as the case may be, within thirty (30) days after the occurrence thereof; or (vii) Debtor shall cease to conduct its business substantially as currently conducted, or shall be dissolved or liquidated.

      Effective immediately upon the occurrence of a Default, the entire unpaid principal balance hereof and all accrued and unpaid interest thereon shall become immediately due and payable without demand, notice or legal process of any kind, and Payee may proceed to exercise any other rights and remedies against Debtor under this Subordinated Promissory Note. Payee's remedies as provided in this Subordinated Promissory Note shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Payee, and may be exercised as often as occasion therefor shall arise. Failure of Payee, for any period of time or on more than one occasion, to exercise Payee's option to accelerate this Subordinated Promissory Note shall not constitute a waiver of the right to exercise the same at any time thereafter in the event of any subsequent Default. No act of omission or commission of Payee, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of such right, remedy or recourse or any other right, remedy or recourse at any time. A waiver or release with reference to any one event shall not be construed as a waiver or release of any subsequent event or as a bar to any subsequent exercise of Payee's rights or remedies hereunder and any waiver or release hereunder shall be effected only through a written document executed by Payee and then only to the extent specifically recited therein.

      Debtor shall pay to Payee on demand all attorneys' fees, court costs and other costs and expenses incurred by Payee in connection with the collection or enforcement of this Subordinated Promissory Note.

      This Subordinated Promissory Note shall inure to the benefit of Payee and Payee's successors and assigns, and shall be binding upon Debtor and its successors and assigns.

      This Subordinated Promissory Note shall be governed by and construed in accordance with the internal laws of the State of Michigan, without regard to conflict of laws principles.

      Debtor hereby waives presentment for payment, notice of dishonor, protest and notice of protest.

      All notices required under this Subordinated Promissory Note will be in writing and will be transmitted by personal delivery, first class mail, or overnight courier to the addresses for the parties appearing in this Subordinated Promissory Note, or to such other addresses as the parties may specify from time to time in writing. Every notice shall be deemed to have been duly given or served on the date on which personally delivered, in person or by overnight courier service, or five days after the same shall have been deposited in the United States mail, registered or certified mail requested.

      IN WITNESS WHEREOF, Debtor has set its hand on the date first above written.


                                          PRO GOLF INTERNATIONAL, INC.,
                                          a Delaware corporation



                                          By:_______________________________
                                          Its:______________________________

                                          Address:

                                          7001 Orchard Lake Road
                                          West Bloomfield, Michigan 48322
                                          -------------------------------